Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER,

I, Harvey Jury, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Castleguard Energy, Inc. (Castleguard);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.

Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of Castleguard as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for Castleguard and have:

(a)

designed such disclosure controls and procedures to ensure that material information relating to Castleguard is made known to me by others within Castleguard, particularly during the period in which this quarterly report is being prepared;

(b)

evaluated the effectiveness of Castleguard's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

5.	I have disclosed, based on my most recent evaluation, to the registrant's Independent Registered Public Accounting Firm and to the full board of directors in the absence of an audit committee:

(a)

all significant deficiencies in the design or operation of internal controls which could adversely affect Castleguard's ability to record, process, summarize and report financial data and have identified for Castleguard's Independent Registered Public Accounting Firm any material weaknesses in internal controls; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in Castleguard's internal controls; and

6.

I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weakness.

/s/ Harvey Jury
Harvey Jury, Director/President Treasurer/Secretary (Chief Executive and Financial Officer)
November 12, 2004